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                                                                  Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by Main Street Trust, Inc. of our report dated January 29, 1999, on our audit of the consolidated financial statements of First Decatur Bancshares, Inc. and subsidiaries for the year ended December 31, 1998, which is included in the March 29, 1999 Form 10-K of First Decatur Bancshares, Inc. and to the reference of our firm under the heading "Experts" in the Proxy
Statement/Prospectus.

/s/ Olive LLP
Decatur, Illinois
November 30, 1999